AMENDMENT NO. 4
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated March 4, 2002, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Minnesota Life Insurance Company, a Minnesota life insurance company, and Securian Financial Services, Inc., is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.
     The Parties hereby agree to amend the agreement as follows:
     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     2. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

MINNESOTA LIFE INSURANCE COMPANY

Attest:	/s/ JoAnn M. Kirkwood	By:	/s/ Bruce P. Shay

Name:	JoAnn M. Kirkwood	Name:	Bruce P. Shay

Title:	Assistant Secretary	Title:	Executive Vice President

SECURIAN FINANCIAL SERVICES, INC.

Attest:	/s/ Dean Czarnetzki	By:	/s/ George I. Connolly

Name:	Dean Czarnetzki	Name:	George I. Connolly

Title:	Assistant Secretary	Title:	President & CEO

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